Exhibit 4.69

          CONSENT AND AMENDMENT NO. 8 TO SECURITIES PURCHASE AND LOAN
                                   AGREEMENT

      This CONSENT AND AMENDMENT NO. 8 TO SECURITIES PURCHASE AND LOAN AGREEMENT (this "Amendment") dated as of September 29, 2009, is by and among National Investment Managers Inc., a Florida corporation (the "Company"), Woodside Capital Partners IV, LLC ("Woodside IV"), Woodside Capital Partners IV QP, LLC ("QP"), Woodside Capital Partners V, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) ("Woodside V"), Woodside Capital Partners V QP, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brother Commercial Bank) ("Woodside V QP", and together with Woodside IV, QP, and Woodside V, the "Holders") and Woodside Agency Services, LLC as collateral agent for the Holders (the "Collateral Agent").

      WHEREAS, the Company, the Holders and the Collateral Agent are parties to that certain Securities Purchase and Loan Agreement, dated November 30, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement"). Capitalized terms used but not defined herein shall have the same meanings herein as in the Securities Purchase Agreement.

      WHEREAS, the Company has informed the Holders that the Company and the Senior Creditor intend to modify certain terms and conditions of the Senior Documents pursuant to the agreements attached hereto as Exhibit A (the "Senior Amendments").

      WHEREAS,  the  Company has requested that the Holders and Collateral Agent
(i) consent to the Senior Amendments and (ii) agree to amend certain provisions of the Securities Purchase Agreement.

      WHEREAS, the Holders and the Collateral Agent are willing to (i) consent to the Senior Amendments and

(ii) amend certain provisions of the Securities Purchase Agreement, in each case, subject to the terms, conditions and other provisions as more fully provided herein.

      NOW, THEREFORE, in consideration of the mutual agreements contained in the Securities Purchase Agreement, herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. CONSENT. The Collateral Agent and the Holders hereby consent to the Senior Amendments; provided that, for the avoidance of doubt, any increase to the Senior Debt provided in the Senior Amendments shall count towards the Senior Debt Cap (as defined in the Intercreditor Agreement) and the Senior Debt Cap shall not be increased as a result of this Senior Amendments or this Amendment.

      SECTION 2. AMENDMENT TO SECURITIES PURCHASE AGREEMENT. Section 9 of the Securities Purchase Agreement is hereby amended by deleting Section 9.12 contained therein and substituting in lieu thereof the following:

            "9.12 Independent Directors. On or prior to (a) October 30, 2009, the Company's board of directors shall nominate an individual for appointment to the Company's board of directors in accordance with the terms of its Charter as an Independent Director that is satisfactory to the Holders, (b) October 3, 2009, the Company shall have recommended to the Holders an individual to be nominated as such an Independent Director and (c) December 31, 2009, the Company shall have appointed or elected to its board of directors in accordance with the terms of its Charter an Independent Director that is satisfactory to the Holders and, at all times thereafter, at least one Independent Director that is satisfactory to the Holders shall be a member of the Company's board of directors."

      SECTION 3. PRESIDENT AND CHIEF OPERATING OFFICER. The Company, the Holders and the Collateral Agent hereby acknowledge and agree that it shall be an Event of Default if the employment of John Davis as President and Chief Operating Officer of the Company shall be terminated for any reason, including resignation, or if John Davis is otherwise legally restricted from acting as the President and Chief Operating Officer of the Company, unless the Company shall have hired a replacement President and Chief Operating Officer within 120 days thereafter that is acceptable to the Majority Holders.

      SECTION 4. CONSENT AND AMENDMENT FEE. In consideration for the consent and the amendments provided by the Holders herein, the Company agrees to pay to the Collateral Agent, for the pro rata account of the Holders, a fee equal to $17,500 (the "Fee"). The Fee shall be fully earned on the date hereof and shall be due and payable in full (in cash) on the earlier of (a) the Maturity Date and
(b) the date the Notes are accelerated. Commencing on the date hereof, the unpaid portion of the Fee outstanding from time to time shall bear interest at the same rate applicable to the Notes as set forth in Section 3.5 of the Securities Purchase Agreement, with such interest being due and payable at the times set forth in Section 3.5 of the Securities Purchase Agreement.

      SECTION 5. AFFIRMATION AND ACKNOWLEDGMENT OF THE COMPANY. The Company hereby affirms its absolute and unconditional promise to pay to the Holders and the Collateral Agent all amounts due under the Securities Purchase Agreement as amended hereby and the Financing Agreements. The Company hereby confirms that the Obligations are secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by the Company as security for the Obligations.

      SECTION 6. EFFECTIVENESS OF AMENDMENT. The parties hereto hereby acknowledge and agree that this Amendment shall become effective upon the Collateral Agent's receipt of (a) a copy of this Amendment duly executed by the Company and the Holders, (b) fully executed copies of the Senior Amendments and
(c) evidence satisfactory to the Collateral Agent that the terms of the existing seller subordinated debt have been modified in accordance with the proposed amortization schedules presented by the Company to the Holders.

      SECTION 7. RELEASE. In order to induce the Collateral Agent and the Holders to enter into this Amendment, the Company and its Subsidiaries acknowledge and agree that: (a) the Company and its Subsidiaries do not have any claim or cause of action against the Collateral Agent or any Holder (or any of its respective directors, officers, employees or agents); (b) the Company and its Subsidiaries do not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Collateral Agent or any Holder; and (c) the Collateral Agent and each Holder have heretofore properly performed and satisfied in a timely manner all of its obligations to the Company and its Subsidiaries. The Company and its Subsidiaries wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect the Collateral Agent's or any Holder's rights, interests, contracts, collateral security or remedies. Therefore, the Company and its Subsidiaries unconditionally release, waive and forever discharge (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Collateral Agent or any Holder to the Company and its Subsidiaries, except the obligations to be performed by the Collateral Agent or any Holder on or after the date hereof as expressly stated in this Amendment, the Securities Purchase Agreement and the other Financing Agreements, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Company and its Subsidiaries might otherwise have against the Collateral Agent, any Holder or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

         Section 8.       Miscellaneous Provisions.

      (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Securities Purchase Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Securities Purchase Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Securities Purchase Agreement shall be read and construed as one instrument. Nothing contained in this Amendment shall (i) be construed to imply a willingness on the part of the Collateral Agent or the Holders to grant any similar or other future waiver or amendment of any of the terms and conditions of the Securities Purchase Agreement or the other Financing Agreements or (ii) in any way prejudice, impair or effect any rights or remedies of the Collateral Agent or the Holders under the Securities Purchase Agreement or the other Financing Agreements.

      (b) The Company hereby represents and warrants that, after giving effect to the provisions hereof: (i) its representations and warranties set forth in the Securities Purchase Agreement are true in all material respects on and as of the date hereof as if made on such date (except to the extent that the same expressly relate to an earlier date or are affected by the consummation of transactions permitted hereby or by the Securities Purchase Agreement); (ii) it is in compliance in all material respects with all of the terms and provisions set forth in the Securities Purchase Agreement on its part to be observed or performed; (iii) no Default or Event of Default has occurred and is continuing;
(iv) since the date of the financial statements most recently provided to the Collateral Agent and the Holders by the Company, there has occurred no material adverse change in the assets or liabilities or the financial or other condition of the Company and its Subsidiaries; (v) the Company and the Guarantors each have full power to execute, deliver and perform their respective obligations under the this Amendment and the execution, delivery and performance of this Amendment has been authorized and directed by the appropriate parties; (vi) this Amendment constitutes the legal, valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to any limitations with respect to enforcement that may be imposed in connection with bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws affecting the enforcement of creditor's rights generally, and general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity); (vii) the execution, delivery and performance of this Amendment will not violate any provision of any existing law or regulation applicable to the Company or any Guarantor or their respective governing documents or of any order or decree of any court, arbitrator or governmental authority or of any contractual undertaking to which either is a party or by which either may be bound; and (viii) no consents, licenses, approvals or authorizations of, exemptions by or registrations or filings with, any governmental authority are required with respect to this Amendment.

      (c) If the Company fails to comply with any of the terms and conditions of this Amendment, such failure shall constitute a default under this Amendment and an immediate Event of Default under the Securities Purchase Agreement and the other Financing Agreements.

      (d) This Amendment shall constitute a Financing Agreement under the Securities Purchase Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Securities Purchase Agreement and be secured by the collateral security for such Obligations.

      (e) This Amendment is made in the Commonwealth of Massachusetts and shall be construed in accordance with its laws without regard to principles of conflicts of laws. If any provision hereof is in conflict with any statute or rule of law of the Commonwealth of Massachusetts or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Amendment. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Signatures delivered by facsimile or electronic transmission shall have the same force and effect as original signatures delivered in person.

      (f) The Company hereby agrees to pay to the Collateral Agent, on demand by the Collateral Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Collateral Agent in connection with the preparation of this Amendment and any documentation executed in connection with this Amendment (including reasonable legal fees).





































DB1/63714055.2

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.

NATIONAL INVESTMENT MANAGERS INC.

By: /s/ Steven J. Ross
    ----------------------
Name: Steven J. Ross
Title: CEO















































DB1/63714055.2

    WOODSIDE CAPITAL PARTNERS IV, LLC, as a Holder

             By: Woodside Opportunity Partners, LLC, its Manager
             By: Woodside Capital Management, LLC, its Manager

             By: /s/ Daphne J. Firth
                  Name: Daphne J. Firth
                  Title: EVP

    WOODSIDE CAPITAL PARTNERS IV QP, LLC, as a Holder

             By: Woodside Opportunity Partners, LLC, its Manager


    WOODSIDE CAPITAL PARTNERS V, LLC, as a Holder

             By: Woodside Opportunity Partners II, LLC, its Manager By: Woodside
                 Capital Management, LLC, its Manager

             By: /s/ Daphne J. Firth
                  Name: Daphne J. Firth
                  Title: EVP

    WOODSIDE CAPITAL PARTNERS V QP, LLC, as a Holder

             By: Woodside Opportunity Partners II, LLC, its Manager By: Woodside
                 Capital Management, LLC, its Manager

             By: /s/ Daphne J. Firth
                  Name: Daphne J. Firth
                  Title: EVP














DB1/63714055.2

                          GUARANTORS' ACKNOWLEDGEMENT

      Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Company's execution thereof; (b) joins the foregoing Amendment; (c) ratifies and confirms all of their respective obligations and liabilities under the Financing Agreements to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations under the Securities Purchase Agreement and other Financing Agreements; (d) acknowledges and confirms that the liens and security interests granted pursuant to the Security Documents are and continue to be valid and perfected first priority liens and security interests that secure all of the Obligations on and after the date hereof; and (e) acknowledges, affirms and agrees that, as of the date hereof, such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Collateral Agent or any Holder.

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DB1/63714055.2

                        ABR ADVISORS, INC.
                        ALAN N. KANTER & ASSOCIATES, INC.
                        ALASKA PENSION SERVICES, LTD.
                        ASSET PRESERVATION CORP.
                        BENEFIT DYNAMICS, INC.
                        BENEFIT MANAGEMENT INC.
                        BPI/PPA, INC.
                        CALIFORNIA INVESTMENT ANNUITY SALES, INC.
                        CIRCLE PENSION, INC.
                        COMPLETE INVESTMENT       MANAGEMENT, INC. OF
                        PHILADELPHIA
                        HADDON STRATEGIC ALLIANCES, INC.
                        LAMORIELLO & CO., INC.
                        NATIONAL ACTUARIAL PENSION        SERVICES, INC.
                        NATIONAL ASSOCIATES, INC., N.W.
                        PENSION ADMINISTRATION SERVICES,  INC.
                        PENSION TECHNICAL SERVICES, INC. (d/b/a REPTECH CORP.) PENTEC, INC.
                        PENTEC CAPITAL MANAGEMENT, INC.
                        SOUTHEASTERN PENSION SERVICES,    INC.
                        STEPHEN H. ROSEN & ASSOCIATES, INC.
                        THE PENSION ALLIANCE, INC.
                        THE PENSION GROUP, INC.
                        VEBA ADMINISTRATORS, INC.
                        VALLEY FORGE ENTERPRISES, LTD.
                        V.F. ASSOCIATES, INC.
                        VF INVESTMENT SERVICES CORP.
                        VALLEY FORGE CONSULTING   CORPORATION


                        By:      /s/ Steven J. Ross
                        Name:  Steven J. Ross
                        Title:     CEO

























DB1/63714055.2